UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2004

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14303	36-3161171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198
(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
CONDENSED CONSOLIDATED BALANCE SHEETS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SUPPLEMENTAL DATA
SIGNATURES

Item 2.02. Results of Operations and Financial Condition.

The following information consists of a press release dated October 28, 2004, including financial information and financial data relating to American Axle & Manufacturing Holdings, Inc. for the three and nine months ended September 30, 2004. The information is being furnished pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” The information is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent American Axle & Manufacturing Holdings, Inc. specifically incorporates the information by reference.

American Axle & Manufacturing Reports
Third Quarter 2004 Earnings of $0.68 per share

Reconfirms 2004 Full-year earnings outlook of $3.40 - $3.50 per share

Detroit, Michigan, October 28, 2004 -- American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today reported sales and earnings for the third quarter of 2004.

Third Quarter 2004 highlights

·	Third quarter net sales of $841.6 million
·	Sales to customers other than GM increased 5% to $175.1 million, or 21% of total sales
·	Net earnings of $36.4 million and diluted earnings per share of $0.68
·	Expansion of stock repurchase program by 3.0 million shares

AAM’s third quarter diluted earnings per share were $0.68 per share as compared to $0.71 per share earned in the third quarter of 2003. Net income for the quarter was $36.4 million as compared to $38.7 million in the third quarter of 2003.

“AAM continued its solid operating and financial performance for the third quarter of 2004, in a market with reduced production volumes and increased cost of purchased metal market commodities,” said American Axle & Manufacturing Co-Founder, Chairman of the Board & CEO Richard E. Dauch. “While we expect these challenges to persist, we remain focused on achieving our strategic objectives in 2004. We are pleased to have initiated our quarterly cash dividend and stock repurchase program in 2004. We are also pleased that our significant and consistent R&D effort is enabling AAM to introduce exciting new products such as the SmartBarTM, TracRite® GTL differential and TracRite® EL differential featured in the Dodge Ram Power Wagon.“

Sales in the third quarter were $841.6 million as compared to $867.7 million in the third quarter of 2003. For the nine months ended September 30, 2004, sales were $2.72 billion as compared to $2.76 billion for the nine months ended September 30, 2003.

AAM sales continue to be favorably affected by an increase in sales to customers other than GM. Sales to non-GM customers increased approximately 5% to $175.1 million in the third quarter of 2004 versus the same period in 2003. Sales to non-GM customers now represent 21% of AAM’s total sales. Despite this continued strong growth in AAM’s non-GM business, sales in the quarter also reflect a 5% decrease in General Motors light truck production as compared to the same period in 2003. AAM sales content per vehicle of $1,163 was relatively consistent with the second quarter of 2004.

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Gross margin was 12.8% for the third quarter of 2004 versus 13.8% in the third quarter of 2003. Operating income was $60.9 million or 7.2% of sales in the third quarter of 2004 as compared to $69.7 million or 8.0% of sales for the third quarter of 2003.

For the nine months ended September 30, 2004, gross margin was 13.9% versus 14.6% for the nine months ended September 30, 2003. Operating income for the nine months ended September 30, 2004 was $237.0 million or 8.7% of sales versus $254.8 million or 9.2% of sales for the nine months ended September 30, 2003.

AAM has continued to realize significant efficiencies in operating productivity in 2004, but these improvements have been more than offset by the impact of lower production volumes and the increased cost of purchased metal market commodities.

For the nine months ended September 30, 2004, AAM’s net earnings were $128.2 million. Excluding a one-time charge of $23.5 million or $0.28 per share related to debt refinancing and redemption activities in the first quarter of 2004, earnings for the nine months ended September 30, 2004 were $143.7 million or $2.65 per share. AAM’s net earnings for the nine months ended September 30, 2003 were $143.7 million or $2.71 per share.

Cash flow provided by operating activities was $228.1 million for the nine months ended September 30, 2004. With $158.8 million in capital spending, net cash flow after capital expenditures was $69.3 million. For the third quarter, net cash flow after capital expenditures was $40.9 million or approximately 5% of AAM’s net sales.

For the nine months ended September 30, 2004, research and development (R&D) spending rose 12% to $51.5 million versus $46.0 million for the same period of 2003. This increase is consistent with AAM’s focus on applied R&D to develop innovative new products and improve the safety, ride and handling, and NVH characteristics of our customers’ new vehicles. As a result of this R&D commitment, AAM generated nearly 88% of its 2004 sales from new products introduced to the market since mid-1998.

2004 Outlook

AAM reconfirms its earnings outlook for the full-year 2004 of $3.40 - $3.50 per share, excluding the impact of a one-time charge of $23.5 million or $0.28 per share related to debt refinancing and redemption activities in the first quarter.

A conference call to review AAM’s third-quarter results is scheduled today at 10:00 a.m. EDT. Interested participants may listen to the live conference call by logging onto AAM's investor web site at http://investor.aam.com or calling (877) 278-1452 from the United States or (706) 643-3736 from outside the United States. A replay will be available from Noon EDT on October 28, 2004 until 5:00 p.m. EST November 4, 2004 by dialing (800) 642-1687 from the United States or (706) 645-9291 from outside the United States. When prompted, callers should enter conference reservation number 1162806.

Recent developments

On July 22, 2004, AAM announced that it had been selected by a leading global Original Equipment Manufacturer (OEM) to supply Independent Rear Drive Axles (IRDA) and Independent Front Drive Axles (IFDA) for a major future passenger car program with global implications. AAM is working with the OEM to design and integrate these driveline products for this program.

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On August 12, 2004, AAM announced that its Board of Directors approved an expansion of AAM's stock repurchase program by 3.0 million shares. The expansion, coupled with the 2.5 million shares already purchased since the program was established in February 2004, brings the aggregate program total to 5.5 million shares. Through September 30, 2004, AAM repurchased 3.6 million shares for approximately $131.0 million pursuant to the Board’s authorization.

On September 30, 2004, AAM announced the appointment of Elizabeth ("Beth") Chappell to its Board of Directors.

On October 14, 2004, AAM announced the resignation of John P. Reilly from its Board of Directors for personal reasons. Mr. Reilly had been a member of AAM's Board of Directors since January 2000.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, AAM has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission (SEC) rules and is included in the attached supplemental data.

Management believes that these non-GAAP financial measures are useful to both management and its stockholders in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

AAM is a world leader in the manufacture, engineering, design and validation of driveline systems and related components and modules, chassis systems and forged products for light trucks, sport utility vehicles and passenger cars. In addition to its 14 locations in the United States (in Michigan, New York and Ohio), AAM also has offices or facilities in Brazil, England, Germany, India, Japan, Mexico and Scotland.

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Certain statements contained in this press release are “forward-looking statements” and relate to the Company’s plans, projections or future performance. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including but not limited to: adverse changes in the economic conditions or political stability of our principal markets (particularly North America, Europe and South America); reduced demand of our customers’ products, particularly light trucks and SUVs produced by GM and DaimlerChrysler’s heavy-duty Dodge Ram full-size pickup trucks, or the Dodge Ram program; reduced purchases of our products by GM, DaimlerChrysler or other customers; our ability and our customers’ ability to successfully launch new product programs; our ability to respond to changes in technology or increased competition; supply shortages or price fluctuations in raw materials, utilities or other operating supplies; our ability to attract and retain key associates; our ability to maintain satisfactory labor relations and avoid work stoppages; risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities; liabilities arising from legal proceedings to which we are or may become a party or claims against us or our products; availability of financing for working capital, capital expenditures, research and development or other general corporate purposes; adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (including the Corporate Average Fuel Economy regulations); and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statements.

# # #

For more information:

Media relations contact:	Investor relations contact:
Carrie L.P. Gray	Christopher M. Son
Director, Corporate Relations	Director, Investor Relations
(313) 758-4880	(313) 758-4814
grayc@aam.com	chris.son@aam.com

Or visit the AAM website at www.aam.com

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AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
	(In millions, except per share data)

Net sales	$841.6	$867.7	$2,724.0	$2,756.6

Cost of goods sold	733.7	748.3	2,346.3	2,354.7

Gross profit	107.9	119.4	377.7	401.9

Selling, general and administrative expenses	47.0	49.7	140.7	147.1

Operating income	60.9	69.7	237.0	254.8

Net interest expense	(5.9)	(11.2)	(20.2)	(35.7)
Debt refinancing and redemption costs	-	-	(23.5)	-
Other income (expense), net	(0.9)	1.0	1.0	1.9

Income before income taxes	54.1	59.5	194.3	221.0

Income taxes	17.7	20.8	66.1	77.3

Net income	$36.4	$38.7	$128.2	$143.7

Diluted earnings per share	$0.68	$0.71	$2.37	$2.71

Diluted shares outstanding	53.4	54.6	54.2	53.0

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AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2004	2003
	(Unaudited)
	(In millions)
ASSETS

Current assets:
Cash and cash equivalents	$4.5	$12.4
Accounts receivable, net	431.7	339.2
Inventories, net	176.1	171.8
Prepaid expenses and other	37.0	24.0
Deferred income taxes	13.8	16.3
Total current assets	663.1	563.7

Property, plant and equipment, net	1,674.1	1,629.5
Deferred income taxes	6.8	6.9
Goodwill	147.8	147.8
Other assets and deferred charges	67.4	49.9
Total assets	$2,559.2	$2,397.8

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$373.5	$335.7
Other accrued expenses	178.5	218.5
Total current liabilities	552.0	554.2

Long-term debt	533.0	449.7
Deferred income taxes	105.8	73.0
Postretirement benefits and other long-term liabilities	412.4	366.2
Total liabilities	1,603.2	1,443.1

Stockholders' equity	956.0	954.7
Total liabilities and stockholders' equity	$2,559.2	$2,397.8

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AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
	(In millions)
Operating activities
Net income	$36.4	$38.7	$128.2	$143.7
Depreciation and amortization	43.4	40.6	125.4	121.0
Other	24.2	52.8	(25.5)	61.3

Net cash flow provided by operating activities	104.0	132.1	228.1	326.0

Purchases of property, plant & equipment	(63.1)	(62.5)	(158.8)	(172.9)

Net cash flow after purchases of property, plant & equipment	40.9	69.6	69.3	153.1

Purchase buyouts of leased equipment	-	-	-	(3.0)

Net cash flow provided by operations	40.9	69.6	69.3	150.1

Net increase in long-term debt	10.6	(97.8)	381.5	(163.1)
Redemption of 9.75% Notes	-	-	(314.6)	-
Debt issuance costs	-	-	(9.7)	-
Employee stock option exercises	1.7	8.7	12.0	17.4
Dividends paid	(7.7)	-	(15.5)	-
Purchase of treasury stock	(47.3)	-	(131.0)	-

Net cash flow used in financing activities	(42.7)	(89.1)	(77.3)	(145.7)

Effect of exchange rate changes on cash	(0.3)	-	0.1	0.5

Net increase (decrease) in cash and cash equivalents	(2.1)	(19.5)	(7.9)	4.9

Cash and cash equivalents at beginning of period	6.6	33.8	12.4	9.4

Cash and cash equivalents at end of period	$4.5	$14.3	$4.5	$14.3

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AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)

The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Earnings before interest expense, income taxes and depreciation and amortization (EBITDA)(a)

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
	(In millions)

Net income	$36.4	$38.7	$128.2	$143.7
Interest expense	5.9	11.3	20.5	36.2
Income taxes	17.7	20.8	66.1	77.3
Depreciation and amortization	43.4	40.6	125.4	121.0

EBITDA	$103.4	$111.4	$340.2	$378.2

Net debt(b) to capital

			September 30,	December 31,
			2004	2003
			(In millions, except percentages)

Total debt			$533.0	$449.7
Less: cash and cash equivalents			4.5	12.4

Net debt at end of period			528.5	437.3

Stockholders' equity			956.0	954.7

Total invested capital at end of period			$1,484.5	$1,392.0

Net debt to capital(c)			35.6%	31.4%

(a) We believe that EBITDA is a meaningful measure of performance as it is commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers.  EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP.  Other companies may calculate EBITDA differently.

(b) Net debt is equal to total debt less cash and cash equivalents.

(c) Net debt to capital is equal to net debt divided by the sum of stockholders' equity and net debt. We believe that net debt to capital is a meaningful measure of financial condition as it is commonly utilized by management, investors and creditors to assess relative capital structure risk.  Other companies may calculate net debt to capital differently.

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AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)

The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Free Cash Flow(d)

		Three months ended		Nine months ended
		September 30,		September 30,
		2004	2003	2004	2003
		(In millions)

Net cash flow provided by operating activities		$104.0	$132.1	$228.1	$326.0
Less: purchases of property, plant & equipment		(63.1)	(62.5)	(158.8)	(172.9)

Free Cash Flow		$40.9	$69.6	$69.3	$153.1

After-Tax Return on Invested Capital (ROIC)(e)

					Trailing Twelve
	Quarter Ended				Months Ended
	December 31,	March 31,	June 30,	September 30,	September 30,
	2003	2004	2004	2004	2004
	(In millions, except percentages)

Net income	$53.4	$36.5	$55.3	$36.4	$181.6
After-tax net interest expense (f)	7.2	5.5	3.9	4.0	20.6

After-tax return	$60.6	$42.0	$59.2	$40.4	$202.2

Net debt at end of period					$528.5
Stockholder's equity at end of period					956.0

Invested capital at end of period					1,484.5
Invested capital at beginning of period					1,445.5

Average invested capital(g)					$1,465.0

After-Tax ROIC(h)					13.8%

(d) We define free cash flow as net cash flow provided by operating activities less purchases of property and equipment. We believe free cash flow is a meaningful measure as it is commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders.  Free cash flow is also a key metric used in our calculation of executive incentive compensation.  Other companies may calculate free cash flow differently.

(e) We believe that ROIC is a meaningful overall measure of business performance because it reflects the company's earnings performance relative to its investment level. ROIC is also a key metric used in our calculation of executive incentive compensation.  Other companies may calculate ROIC differently.

(f) After-tax net interest expense is equal to multiplying net interest expense by the applicable effective income tax rate for each presented quarter.

(g) Average invested capital is equal to the average of invested capital at the beginning of the year and end of the year.

(h) After-tax ROIC is equal to after-tax return divided by average invested capital.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date: October 28, 2004	By:	/s/ Thomas L. Martin

Thomas L. Martin
Vice President - Finance & Chief Financial Officer
(also in the capacity of Chief Accounting Officer)

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